UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 2, 2025

Seer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Suite 102

Redwood City, California 94065

(Address of principal executive offices, including zip code)

650-453-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2025, the board of directors (the “Board”) of Seer, Inc. (the “Company”) appointed Isaac Ro to the Board to serve until the Company’s next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal. In connection with his appointment, Mr. Ro was also appointed as a member of the Audit Committee of the Board and as the “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K and, accordingly, he also satisfies the financial sophistication requirement in the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”). The Company believes that Mr. Ro’s appointment resolves any potential non-compliance with the applicable Nasdaq Listing Rules.

In accordance with the Company’s outside director compensation policy (the “Policy”), Mr. Ro will receive annual cash compensation in accordance with the Policy for his service on the Board and on those committees of the Board on which he serves. In addition, in accordance with the Policy, on September 2, 2025, Mr. Ro was automatically granted an initial award of a stock option to purchase 61,000 shares of the Company’s common stock and an award of restricted stock units covering 41,000 shares of the Company’s common stock (collectively, the “Initial Award”). The Initial Award is scheduled to vest in three equal annual installments following Mr. Ro’s start date, on the same day of the month as the start date, subject to continued services to the Company through the applicable vesting dates. The Initial Award to Mr. Ro was granted under and subject to the terms of the Company’s 2020 Equity Incentive Plan. Furthermore, Mr. Ro will be eligible to receive automatic awards of a stock option and restricted stock units on the date of each of the Company’s annual meeting of stockholders, subject to continued service on such dates. The Policy provides that each equity award granted to Mr. Ro while serving as a non-employee director will vest in full as of immediately prior to a change in control, provided such individual continue to be a non-employee director through the date of such change in control.

Mr. Ro also entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-250035) filed with the Securities and Exchange Commission on November 12, 2020.

There is no arrangement or understanding between Mr. Ro and any other persons pursuant to which Mr. Ro was elected as a director. In addition, Mr. Ro is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 2, 2025, the Company issued a press release announcing the appointment of Mr. Ro as a director. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 2, 2025.
104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.

Date: September 5, 2025	By:	/s/ David Horn
David Horn
President and Chief Financial Officer